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ON STAGE                                                    NEWS RELEASE
ENTERTAINMENT, INC.                                  ---------------------------

4625 W. Nevso Drive
Las Vegas, NV  89103
702-253-1333 Telephone
702-253-1122 Fax


                              FOR IMMEDIATE RELEASE


        On Stage Entertainment Reports Receipt of Notice of Default from
                              First Mortgage Lender

May 27, 1999

On Stage Entertainment, Inc. (NASDAQ: ONST, ONSTW) announced today that it received a notice of default from Imperial Commercial Credit and Investment Corporation ("ICCMIC"), the first mortgage lender on the Company's dinner theaters in Florida and California and its' live theatrical venues in the greater Myrtle Beach, South Carolina area. The Company is currently negotiating with ICCMIC to cure the default through a continuation of a Company restructuring to improve cash flow and a restructuring of the debt. The Company is also exploring other financing alternatives with ICCMIC, a potential refinancing of the ICCMIC debt and the potential sale of certain assets of the Company. However, there can be no assurance that the Company will be able to cure the default, effect an appropriate restructuring or develop an alternative financing strategy.

Summary of First Mortgage Debt

In March 1998, ICCMIC agreed to provide the Company with up to $20,000,000 of mortgage financing. Concurrently, the Company used $12,500,000 of the facility to fund the cash portion of acquisition of assets from Gedco USA, Inc., which consisted primarily of two dinner theaters, a retail shopping complex and a piano bar in the greater Orlando area and one dinner theater in Buena Park, California. On June 30, 1998, the Company used an additional $1,100,000 to fund the cash portion of the purchase of a fee simple interest in the Legends Theater in Surfside Beach, South Carolina, and the purchase of a leasehold interest in the Eddie Miles Theater in North Myrtle Beach, South Carolina. In October 1998, the Company used an additional $550,000 for working capital purposes. The initial $12,500,000 loan and the subsequent $1,650,000 in loans extended by



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ICCMIC to On Stage under the mortgage  financing  facility  bear interest at the rate of 9.06% and 9.9%, respectively.

Events Leading up to the Default Letter

The Company was able to make the January and February 1999 payments due under the ICCMIC facility but was late in making each of those payments. As a result of those delinquencies, the Company incurred late charges and default interest, which it was unable to pay. As of May 26, 1999, the Company had not made its payments to ICCMIC due March 1, 1999, April 1, 1999 or May 1, 1999.

Status of Negotiations with ICCMIC

The Company has met with the Chief Executive Officer and General Counsel of ICCMIC in an attempt to negotiate a resolution of the defaults, and an appropriate refinancing or restructuring of the debt. The Company intends to continue to pursue its negotiations with ICCMIC. However, there can be no assurance that the Company and ICCMIC will be able to come to a resolution of the default or that ICCMIC will not commence foreclosure proceedings.

On Stage Entertainment, Inc. produces and markets theatrical productions and operates live theaters and dinner theaters worldwide.

This document contains certain forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include certain information relating to anticipated acquisitions, as well as other forward-looking statements that may be contained elsewhere in this document. For such statements, On Stage claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including those discussed in the various documents filed by On Stage with the Securities and Exchange Commission.

                                      # # #

For further information, contact:
Christopher R. Grobl, Esq.
General Counsel
On Stage Entertainment, Inc.
702-253-1333 (tel.)
702-257-2367 (fax)

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